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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                        GIVE THE
                                        SOCIAL
FOR THIS TYPE ACCOUNT:                  SECURITY
                                        NUMBER OF--
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1.An individual's account               The individual
2.Two or more individuals               The actual owner of the account
  (joint account)                       or, if combined funds, any one
                                        of the individuals(1)
3.Husband and wife                      The actual owner of the account
  (joint account)                       or, if joint funds, either
                                        person(1)
4.Custodian account of a minor          The minor(2)
  (Uniform Gift to Minors Act)
5.Adult and Minor (joint account)       The adult or, if the minor is
                                        the only contributor, the
                                        minor(1)
6.Account in the name of guardian or    The ward, minor, or incompetent
  committee for a designated ward,      person(3)
  minor, or incompetent person
7.a.The usual revocable savings trust   The grantor-trustee(1)
    account (grantor is also trustee)
  b.So-called trust account that is     The actual owner(1)
    not a legal or valid trust under
    State law
8.Sole proprietorship account           The Owner(4)

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                                        GIVE THE
                                        EMPLOYER
FOR THIS TYPE ACCOUNT:                  IDENTIFICATION
                                        NUMBER OF--
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9.A valid trust, estate,                Legal entity (Do not furnish
   or pension fund                      the identifying number of the
                                        personal representative or
                                        trustee unless the legal entity
                                        itself is not designated in the
                                        account title)(5)
10.Corporate account                    The corporation
11.Religious, charitable, or            The organization
   educational organization account
12.Partnership account held in the      The partnership
   name of the business
13.Association, club, or other          The organization
   tax-exempt organization
14.A broker or registered nominee       The broker or nominee
15.Account with the Department of       The public entity
   Agriculture in the name of a public
   entity (such as a State or local
   government, school district, or
   prison) that receives agricultural
   program payments
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(1)   List first and circle the name of the person whose number you furnish.
(2)   Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)   Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

o    A corporation.
o    A financial institution.
o An organization exempt from tax under section 501(a) or an individual retirement plan.
o    The United States or any agency or instrumentality thereof.
o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
o A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.
o    An international organization or any agency or instrumentality thereof.
o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
o    A real estate investment trust.
o    A common trust fund operated by a bank under section 584(a).
o    An exempt charitable remainder trust or a non-exempt trust described in section 4947(a)(1).
o An entity registered at all times under the Investment Company Act of 1940.
o    A foreign central bank of issue.

Exempt payees described above nevertheless should file Form W-9 to avoid possible erroneous backup withholding.
FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

   Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury regulations under sections 6041, 6041A(a), 6045, 6050A. (All "section" references herein are to the Internal Revenue Code of 1986)

PRIVACY ACT NOTICE--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TIN--If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.